UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2023

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40923	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1345 Avenue of the Americas, Suite 32A

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBRT	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	FBRT PRE	New York Stock Exchange

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

At-the-Market-Offering Sales Agreement

On April 14, 2023, Franklin BSP Realty Trust, Inc. (the “Company”) and Benefit Street Partners Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) established a $200.0 million at-the-market offering program (“ATM program”) by entering into a Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc., B. Riley Securities, Inc., JMP Securities LLC, JonesTrading Institutional Services LLC, J.P. Morgan Securities LLC and Raymond James & Associates, Inc. as sales agents (in such capacity, each an “Agent” and together, the “Agents”), pursuant to which the Company may sell, from time to time, and at various prices, through the Agents, shares of the Company’s common stock (the “Common Stock”).

Although given current market conditions the Company does not presently intend to utilize the ATM program, the Company believes that the ATM program, together with the Company’s $65 million share repurchase program, will provide the Company with maximum flexibility to capitalize on a wide range of potential capital markets environments and support the long-term execution of its business plan.

The Common Stock sold in the offering will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2023, and the accompanying base prospectus dated November 12, 2021 forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-261039) declared effective by the SEC on November 12, 2021.

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell the Common Stock that may be designated by the Company pursuant to the Sales Agreement on the terms and subject to the conditions of the Sales Agreement. Sales, if any, of the Common Stock made through the Agents, pursuant to the Sales Agreement, may be made in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)), by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, in block transactions, in negotiated transactions, in any manner permitted by applicable law or as otherwise as may be agreed by the Company and any Agent. The Company will offer and sell shares of common stock through only one Agent on any given trading day.

The Company or any Agent may at any time suspend an offering of Common Stock pursuant to the terms of the Sales Agreement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of shares of Common Stock subject to the Sales Agreement having an aggregate gross sales price of $200,000,000, (ii) the termination of the Sales Agreement by the Company, and (iii) November 12, 2024. In addition, each sales agent has the right to terminate the Sales Agreement only as to itself.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Sales Agreement and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

The Company intends to use the net proceeds from this offering to originate additional commercial mortgage loans and other target assets and investments. The Company may also use a portion of the net proceeds for other general corporate purposes, including, but not limited to, the payment of liabilities and other working capital needs.

The Company will pay each Agent a Commission that will not exceed 2.0% of the gross sales price of all shares of Common Stock sold through it as our Agent pursuant to the Sales Agreement.

A copy of the form of the Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are attached to this Current Report on Form 8-K:

1.1	Form of Sales Agreement, dated April 14, 2023, by and among Franklin BSP Realty Trust, Inc., Benefit Street Partners Realty Operating Partnership, L.P. and each sales agent.
5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Franklin BSP Realty Trust, Inc.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer, Chief Operating Officer and Treasurer

April 14, 2023